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SKYLINE FUND                                     SIMPLE-IRA SUPPLEMENT
                                                                January 1, 1997
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311 South Wacker Drive, Suite 4500   Chicago, Illinois 60606    1-800-458-5222
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The documents contained in this packet may be used to establish a Salary
Incentive Match Plan IRA, also known as a SIMPLE-IRA. SIMPLE-IRAs are a new type of individual retirement account that became available for the first time in 1997. A SIMPLE-IRA plan must be established by an employer (including a self-employed person), and it enables all eligible employees of the employer to elect to have up to $6,000 per year deducted from their paychecks on a before-tax basis and deposited directly into a SIMPLE-IRA maintained for the individual employee. The employer is also generally required to make contributions, as described in more detail below.

Because of the differences between a SIMPLE-IRA and other types of IRAs, the forms contained in the regular Skyline Fund IRA booklet cannot be used to establish a SIMPLE-IRA. Instead, you must use the forms contained in this booklet. However, the Disclosure Statement contained in the regular IRA booklet includes important information that also applies to a SIMPLE-IRA. YOU SHOULD CAREFULLY REVIEW THE DISCLOSURE STATEMENT INCLUDED IN THE SKYLINE FUND IRA BOOKLET, BEFORE USING THE FORMS IN THIS BOOKLET TO ESTABLISH A SIMPLE-IRA.

WHAT IS A SIMPLE-IRA?

A SIMPLE-IRA is a special type of IRA, and is generally subject to the same rules that apply to all IRAs. However, as an individual you cannot make contributions directly to a SIMPLE-IRA (except for rollovers as described below). Instead, your employer must establish a SIMPLE-IRA plan, and make contributions to your SIMPLE-IRA on your behalf. An employer can establish a SIMPLE-IRA plan in any year in which it has no more than 100 employees who earned at least $5,000 in the prior year, and does not maintain any other tax-qualified pension or profit-sharing plan (other than a frozen plan).

If your employer establishes a SIMPLE-IRA plan and you are an eligible employee, you can elect to have up to $6,000 of your compensation in any year withheld and deposited in a SIMPLE-IRA on your behalf. Amounts that you elect to have deposited in your SIMPLE-IRA are not subject to federal income tax until you withdraw them (although they are subject to Social Security tax). In addition to the amount that you elect to have deposited in your SIMPLE-IRA, your employer must generally make an additional contribution to match the amount that you have withheld, up to a maximum of 3% of your compensation. The employer may elect to lower the maximum matching contribution to as low as 1% in some years, but may not lower the maximum match in more than two years out of every five. The employer may also elect to make a contribution equal to 2% of compensation for all eligible employees in any year instead of making matching contributions.
All employees who have been paid at least $5,000 in two prior years and expect to be paid $5,000 in the current year must be eligible to participate (excluding


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nonresident aliens and union workers whose collective bargaining agreement does not provide for them to participate).

Although SIMPLE-IRAs can only be established under a plan set up by an employer, each participating employee is the owner of his or her own SIMPLE-IRA account. All amounts deposited in your SIMPLE-IRA account are fully vested, and can be withdrawn at any time, as with any other type of IRA. However, amount withdrawn are subject to tax, and tax penalties may also apply to amounts withdrawn before you reach the age of 59 1/2, as described in the Disclosure Statement.


SIMPLE-IRA plans can generally be set up by any employer with no more than 100 eligible employees that does not maintain any other tax qualified plan, including self-employed persons, nonprofits, and government agencies. However, in determining whether an employer has more than 100 employees, the employees of certain employers under common ownership must be combined. An employer that establishes a SIMPLE-IRA plan when it has no more than 100 employees can continue to maintain it for two years after the number of its employees increases to more than 100.

SETTING UP A SIMPLE-IRA PLAN

It is important to keep in mind the distinction between a SIMPLE-IRA PLAN and SIMPLE-IRA ACCOUNTS. A SIMPLE-IRA PLAN is a written document established by an employer that specifies which employees are eligible to make contributions to SIMPLE-IRAs. SIMPLE-IRA ACCOUNTS are the separate accounts established by each participating employee to hold and invest the contributions made on their behalf. An employer that wishes to establish a SIMPLE-IRA plan can use Form 5304-SIMPLE, which has been issued by the IRS for this purpose. Use of this forms is not mandatory, and an employer can also use a customized plan document. (The IRS has also issued Form 5305-SIMPLE, but this form can only be used if all employees are required to initially deposit their SIMPLE-IRA contributions with the same designated financial institution.)

This packet includes a Form 5304-SIMPLE that can be used by an employer that wishes to establish a SIMPLE-IRA plan. The employer will need to complete this Form to determine which employees will be eligible to participate, and how often employees will be able to make and change withholding elections. After completing the Form 5304-SIMPLE, the employer should execute the Form and retain it in its files. In addition, as discussed below, copies must be furnished to each eligible employee. Do NOT file Form 5304-SIMPLE with the IRS.

Once the employer has established a SIMPLE-IRA plan, it must notify all eligible employees of their right to elect to have a portion of their compensation deferred under the plan. Each employee must be permitted to make a deferral election at least during the 60 day period immediately preceding the first day of the year (I.E., during the period from November 2 through December 31 of the preceding year.) However, if the employer establishes the plan later in the year, the 60 day period can precede the effective date of the plan. The employer may permit longer or more frequent election periods if it wishes to do so, but the 60 day election period prior to the beginning of the year is required.


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The employer must notify each employee of his or her right to make a deferral election immediately prior to the beginning of the required 60 day election period, and must also give each eligible employee a summary description of the plan. A model notice that can be given to each eligible employee is included with the materials immediately following Form 5304-SIMPLE, and the summary description requirement can be satisfied by attaching a copy of the completed Form 5304-SIMPLE to the notice. THIS NOTICE AND SUMMARY DESCRIPTION MUST BE GIVEN EACH YEAR, NOT JUST IN THE FIRST YEAR IN WHICH THE PLAN IS ESTABLISHED.

In addition, an employer that establishes a SIMPLE-IRA plan must also furnish all participating employees with information regarding the procedures for withdrawing funds from their SIMPLE-IRA accounts, and the consequences of such withdrawals. Skyline Fund will furnish this information directly to the participating employees who establish their SIMPLE-IRA accounts with Skyline Fund.

ESTABLISHING A SIMPLE-IRA ACCOUNT

    Although the employer establishes the SIMPLE-IRA plan, each participating employee must establish his or her own SIMPLE-IRA account to hold the contributions under the plan. Each employee is the absolute owner of his or her own account, and has the right to make withdrawals at any time. Enclosed with these materials are a copy of the Skyline Fund SIMPLE-IRA Account Agreement, which is used to establish a Skyline Fund SIMPLE-IRA. The Skyline Fund SIMPLE-IRA Account Agreement is in the form of IRS Form 5305-SA, which is automatically deemed acceptable by the Internal Revenue Service. The approval by the IRS relates only to the form of the account and not to the merits of using the account as a retirement plan.

    In order to establish a Skyline Fund SIMPLE-IRA, a participant must complete the Skyline Fund SIMPLE-IRA Application Form, which is included in this booklet. If the employer has designated Skyline Fund as the designated financial institution under the plan, then all SIMPLE-IRAs under the plan will automatically be established with Skyline Fund, and participants need only complete the Application Form. If any participant fails to complete an Application Form, the employer may complete the form for the employee.

    If an employee is establishing a SIMPLE-IRA account under the plan of an employer that has NOT named Skyline Fund as the designated financial institution, the employee will need to complete the application form, and will also need to notify his or her employer to send all contributions to Skyline Fund. The employer establishing the plan should furnish the employee with the necessary forms to accomplish this notification.

ROLLOVERS AND DIRECT TRANSFERS

Amounts which are held in other SIMPLE-IRAs can also be transferred to a Skyline Fund SIMPLE-IRA, either by rollover or direct transfer. ROLLOVERS AND DIRECT TRANSFERS TO A SIMPLE-IRA CAN NOT BE MADE FROM ANY OTHER KIND OF IRA, OR FROM A QUALIFIED PLAN OR TAX-DEFERRED ANNUITY.


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In order to make a rollover or direct transfer to a Skyline Fund SIMPLE-IRA from another SIMPLE-IRA, you will need to complete an application form if you do not already have a Skyline Fund SIMPLE-IRA. If the funds are being transferred by direct transfer, you will also need to complete the Transfer Form that immediately follows the application form in this booklet. If the transfer is a rollover, you will need to send your check made payable to Skyline Fund not later than 60 days after you receive the distribution from the other SIMPLE-IRA.

For more information on direct transfers and rollovers, including the limits on the frequency of rollovers, see the Disclosure Statement.

The Skyline Fund Custodial Account for SIMPLE-IRAs is sponsored by Skyline Fund. This brief outline of the Account is not intended as a full explanation of the Account, but we hope that we have answered some of the questions that occur to you.

WE URGE YOU TO READ THE ENCLOSED MATERIAL, AND THE DISCLOSURE STATEMENT INCLUDED IN THE SKYLINE FUND IRA BOOKLET, THOROUGHLY.

If you would like to know more about the Funds advised by Skyline, please call us at 1-800-458-5222.


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                                                                  Form 5305-SA
                                                                (December 1996)
                                                    Department of the Treasury
                                                      Internal Revenue Service

                            SKYLINE FUND CUSTODIAL ACCOUNT
                                   FOR SIMPLE-IRAS

           (Under Sections 408(a) and 408(p) of the Internal Revenue Code)
                                  (January 1, 1997)


                                      ARTICLE I
    The Custodian will accept cash contributions on behalf of the Participant by the Participant's employer under the terms of a SIMPLE plan described in 408(p). In addition, the Custodian will accept transfers or rollovers from other SIMPLE IRAs of the Participant. No other contributions will be accepted by the Custodian.

                                      ARTICLE II

    The Participant's interest in the balance in the Custodial Account is nonforfeitable.

                                     ARTICLE III

    1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the Custodial Account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

    2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3), which provides an exception for certain gold and silver coins and coins issued under the laws of any state.

                                     ARTICLE IV

    1. Notwithstanding any provision of this agreement to the contrary, the distribution of the Participant's interest in the Custodial Account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and Proposed Regulations section 1.408-8, including the incidental death benefit provisions of Proposed Regulations section 1.401(a)(9)-2, the provisions of which are incorporated by reference.

    2. Unless otherwise elected by the time distributions are required to begin to the Participant under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

    3. The Participant's entire interest in the Custodial Account must be, or begin to be, distributed by the Participant's required beginning date (April 1 following the calendar year end in which the Participant reaches age 70 1/2). By that date, the Participant may elect, in a manner acceptable to the Custodian, to have the balance in the Custodial Account distributed in:

      (a)     A single sum payment.

      (b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Participant.


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      (c)     An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Participant and his or her designated beneficiary.

      (d) Equal or substantially equal annual payments over a specified period that may not be longer than the Participant's life expectancy.


      (e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Participant and his or her designated beneficiary.

    4. If the Participant dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

      (a) If the Participant dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 3.

      (b) If the Participant dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the Participant or, if the Participant has not so elected, at the election of the beneficiary or beneficiaries, either

         (i) Be distributed by December 31 of the year containing the fifth anniversary of the Participant's death, or

         (ii) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Participant's death. If, however, the beneficiary is the Participant's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Participant would have reached age 70 1/2.

      (c) Except where distribution in the form of an annuity meeting the requirements of section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the Participant's required beginning date, even though payments may actually have been made before that date.

      (d) If the Participant dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

    5. In the case of a distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Participant's entire Interest in the Custodial Account as of the close of business on December 31 of the preceding year by the life expectancy of the Participant (or the joint life and last survivor expectancy of the Participant and the Participant's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of distributions under paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Participant and designated beneficiary as of their birthdays in the year the Participant reaches age 70 1/2. In the case of a distribution in accordance with paragraph 4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

    6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.


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                                      ARTICLE V

    1. The Participant agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under sections 408(i) and 408(l)(2) and Regulations sections 1.408-5 and 1.408-6.

    2. The Custodian agrees to submit reports to the Internal Revenue Service and the Participant prescribed by the Internal Revenue Service.

    3. The Custodian also agrees to provide the Participant's employer the summary description described in section 408(l)(2) unless this SIMPLE IRA is a transfer SIMPLE IRA.

                                      ARTICLE VI

    Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with section 408(a) and 408(p) and related regulations will be invalid.

                                     ARTICLE VII

    This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear below.

                                     ARTICLE VIII

    1.   DEFINITIONS.

    "Investment Company" shall mean an investment company as defined in Internal Revenue Code Section 851(a), shares of which Skyline Fund has agreed to offer for investment under this Account. "Investment Company Shares" or "Shares" shall mean shares of beneficial interest or capital stock of the Investment Company.

    2.   INVESTMENT OF ACCOUNT ASSETS.

    (a) Each contribution forwarded by the Participant to the Custodian shall identify the Participant's account number and be accompanied by a statement signed by the Participant identifying the Investment Company Shares in which that contribution is to be invested. The Custodian may return to the Participant, without liability for interest thereon, any contributions which are not accompanied by adequate account identification or an appropriate signed statement directing investment of those contributions.

    (b) Contributions shall be invested in whole and fractional Investment Company Shares at the price and in the manner in which such shares are then being publicly offered by the Investment Company. All distributions received on Investment Company Shares held in the Custodial Account shall be reinvested in like Shares and credited to such Account. If any distribution of Investment Company Shares may be received at the election of the shareholder in additional like Shares or in cash or other property, the Custodian shall elect to receive such distribution in additional like Investment Company Shares.

    (c) All Investment Company Shares acquired by the Custodian shall be registered in the name of the Custodian or its registered nominee. The Participant shall be the beneficial owner of all Investment Company Shares held in the Custodial Account and the Custodian shall not vote any of such shares, except upon written direction of the Participant. The Custodian agrees to forward to every Participant a then current Prospectus, reports, notices, proxies and related proxy soliciting materials applicable to Investment Company Shares received by the Custodian.

    (d) The Participant may at any time, by a manually signed direction delivered to the Custodian, redeem any number of Investment Company Shares held for his account and reinvest the proceeds in the Shares of



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any other Investment Company.  Telephone redemptions and reinvestments shall be done at the price and in the manner in which such Shares are then being redeemed or offered by the respective Investment Companies.

    3.   AMENDMENT AND TERMINATION.

    (a) Skyline Fund may, with the written approval of the Custodian, amend the Custodial Account in whole or in part (including retroactive amendments) by delivering to the Participant written notice of such amendment setting forth the substance and effective date of the amendment. The Participant shall be deemed to have consented to any such amendments not objected to in writing by the Participant within thirty (30) days of receipt of the notice, provided that no amendment shall cause or permit any part of the assets of the Custodial Account to be diverted to purposes other than for the exclusive benefit of the Participant or his beneficiaries, nor shall any amendment be made except in accordance with the applicable law and regulations affecting this Custodial Account.

    (b) The Participant may at any time terminate the Custodial Account by delivering to the Custodian a written notice of such termination setting forth the effective date thereof, together with any required withholding information.

    (c) The Custodial Account created by this Agreement shall automatically terminate upon distribution to the Participant or the beneficiary designated under Paragraph 6 of Article VIII hereof of the entire balance in the Custodial Account.

    (d) The Custodian may be removed by the Participant at any time upon thirty (30) days written notice to the Custodian. The Custodian may elect to terminate the Custodial Account upon thirty (30) days written notice to the Participant.

    (e) In the event that the assets of any Investment Company in which the Custodial Account is invested are transferred to or acquired by any other investment company or other commingled investment fund which is a permissible investment for an individual retirement account, by merger or otherwise, the Custodian may make such amendments to this Agreement, or take such other action, as it may determined to be necessary or appropriate to accomplish such transaction and the exchange of Investment Company Shares for shares or other appropriate units of ownership in such successor fund. The consent of the Participant shall not be required for any such amendment or action, but the Participant shall be promptly notified thereof, and shall have the right to withdraw the funds in the Custodial Account without fee, charge, load or penalty of any kind.

    4. TAXES AND CUSTODIAL FEES. Any income taxes or other taxes of any kind whatsoever that may be levied or assessed upon or in respect of the assets of the Custodial Account, or the income arising therefrom, any transfer taxes incurred, all other administrative expenses incurred by the Custodian in the performance of its duties, including fees for legal services rendered to the Custodian, and the Custodian's compensation, shall be paid from the Custodial Account. Unusual administrative responsibilities not contemplated by the fee schedule will result in such additional charges as will reasonably compensate the Custodian for the services performed.

    The annual maintenance fee will be deducted on the last business day in September for each year and enough fund shares will be redeemed to cover this fee. Fees as listed on the fee schedule will be deducted from the refund or redemption proceeds at the time of distribution or redemption and the remaining balance will be remitted to the Participant in the case of distribution, or will be reinvested in accordance with the Participant's instructions.

    5.   REPORTS AND NOTICES.

    (a) The Custodian shall keep adequate records of transactions it is required to perform hereunder. No later than sixty (60) days after the close of each calendar year, or after the Custodian's resignation or removal pursuant to
Article VIII, Paragraph 3, the Custodian shall render to Participant a written report or reports reflecting the transactions effected by it during such period and the assets and liabilities of the Custodial Account at the close of the period.

    (b) All communications or notices required or permitted to be given herein shall be deemed to be given upon receipt by the Custodian at P.O. Box 701, Milwaukee, Wisconsin 53201-0701, the Investment Company and Skyline Fund at P.O. Box 701, Milwaukee, Wisconsin 53201-0701, or the Participant at his most recent address shown in the Custodian's records. The Participant agrees to advise the Custodian promptly, in writing, of any change of address.

    6. DESIGNATION OF BENEFICIARY. The Participant shall have the right, by written notice to the Custodian, to designate a beneficiary or beneficiaries, primary and contingent, to receive any benefit to which such Participant may be entitled in the event of his death prior to the complete distribution of such benefit. In the event the Participant has not designated any beneficiaries, or if all beneficiaries shall predecease the Participant, the following persons shall take in the order named:

    (a)  Spouse of the Participant;

    (b) If the spouse shall predecease the Participant, then in equal shares to any children surviving the Participant and to the descendants then living of a deceased child, by the right of representation, or

    (c) If the Participant shall leave neither spouse nor descendants surviving, then to the personal representative of the Participant's estate.

    The determination of the Custodian as to the person entitled to receive any distribution from the Custodial Account following the death of the Participant, if made in good faith, shall be conclusive and binding on all persons claiming an interest in the Participant Account; provided that nothing provided herein shall be construed to preclude the Custodian from filing an action in the nature of interpleader or other appropriate proceeding in a court of competent jurisdiction to determine the person entitled to receive such distribution. Any expenses incurred by the Custodian in determining the person entitled to receive a distribution from the Custodial Account, including without limitation attorneys fees in any such action, shall be reimbursed from the Custodial Account.

    7. INALIENABILITY OF BENEFITS. The benefits provided hereunder shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind of any attempt to cause such benefits to be so subjected shall not be recognized except to the extent as may be required by law.

    8. ROLLOVER CONTRIBUTIONS. The Custodian may receive rollover contributions as described in section 408(d)(3) and regulations promulgated thereunder, but only from other SIMPLE-IRAs. If any property is transferred to the Custodian as a rollover contribution, such property shall be sold by the Custodian and the proceeds reinvested as provided in section 2 of this Article
VIII. The Custodian reserves the right to refuse to accept any contributions which are not in the form of cash.

    9.   CONFLICT IN PROVISIONS.  To the extent that any of the provisions of
Article VIII shall conflict with the provisions of Articles IV, V, or VII, the provisions of Article VIII shall prevail.

    10. STATUS OF PARTICIPANTS. Neither the Participant nor any other person shall have any legal or equitable right against the Custodian or the Investment Company except as provided herein. The Participant agrees to indemnify and hold the Custodian harmless from and against any liability that the Custodian may incur in the administration of the Account unless arising from the Custodian's own negligence or misconduct.

    11. LOSS OF EXEMPTION. If the Custodian receives notice that the Participant's Account has lost its tax-exempt status under section 408 of the Code for any reason, including by reason of a transaction prohibited by section 4975 of the Code, the Custodian shall distribute to the Participant the entire balance in the Account, in cash or in kind, in the sole discretion of the Custodian no later than 90 days after the date the Custodian receives such notice.

    12. APPLICABLE STATE LAW. This Custodial Account shall be construed, administered and enforced according to the laws of the State of Wisconsin except to the extent Federal law supersedes Wisconsin law.

    13.  DISTRIBUTIONS TO SURVIVING SPOUSE.  If distributions from the
Custodial Account are to be made to the Participant's surviving spouse, or to a trust of which the Participant's surviving spouse is the income beneficiary, the amount which the surviving spouse (or such trust) is entitled to receive in each year shall not be less than the income of the Custodial Account (or of the portion of the Custodial Account with respect to which the surviving spouse or such trust is the beneficiary) for such year, as determined under section 2056(b)(7) of the Code.

    14. MINIMUM DISTRIBUTIONS; ELECTION NOT TO RECALCULATE LIFE EXPECTANCIES. The following provisions supplement the provisions of Article IV with respect to minimum required distributions, and shall control over the provisions of Article IV in the event of any inconsistency. All paragraph references in this paragraph 14 are to paragraphs of Article IV unless otherwise provided.

    (a) If the Participant fails to withdraw the entire balance in the Custodial Account by the April 1 of the year following the year in which he attains age 70 1/2, he shall be deemed to have elected to receive payments under paragraph 3(d) or, if he has a designated beneficiary (as determined under Part D of Proposed Regulations section 1.401(a)(9)-1) under paragraph 3(e). A beneficiary shall be deemed to have elected the method described in paragraph 4(b)(ii) if either he withdraws the minimum amount required for the first year under the method described in paragraph 4(b)(ii) and does not specifically elect the method described in paragraph 4(b)(i) by the end of such year, or if the date specified in paragraph 4(b)(i) occurs first and he has not withdrawn the entire balance in the Custodial Account by that time; otherwise, the beneficiary shall be deemed to have elected the method described in paragraph 4(b)(i).

    (b) If there is more than one beneficiary entitled to receive distributions on equal priority upon the death of the Participant or a prior beneficiary then, to the extent permitted by Proposed Regulations section 1.401(a)(9)-1, Q&A H-2, and subject to such requirements and limitations as the Custodian may establish, the Custodial Account may be divided into separate accounts for purposes of Article IV and this paragraph.

    (c) Notwithstanding the references to "equal or substantially equal" payments, if the Participant or a beneficiary is receiving distributions under paragraph 3(d), 3(e), or 4(b)(ii), he may withdraw amounts that exceed the minimum amount required by paragraph 5 in any year, provided that any excess shall not be credited against the minimum amount required to be withdrawn in subsequent years. Withdrawals may also be made at irregular intervals, provided that the minimum amount required for each year shall be withdrawn by the last day of such year, except that the minimum amount for the year in which the Participant attains age 70 1/2, but no subsequent year, may be withdrawn by April 1 of the following year.

    (d) In lieu of the methods of recalculating life expectancies annually as specified in paragraph 2, the Participant may elect for purposes of paragraph 3(c) or 3(d), and the Participant's surviving spouse may elect for purposes of paragraph 4(b)(ii), to have his life expectancy, or his and his designated beneficiary's joint and last survivor life expectancy, or the surviving spouse's life expectancy, initially calculated in the year specified in paragraph 5 and thereafter reduced by one year in each subsequent year. All elections described in this paragraph 14(d) shall be made in writing in accordance with procedures established by the Custodian and the Proposed Regulations or successors thereto. Such elections must be made and, if made, shall be irrevocable after the date upon which distributions are required to commence under paragraph 3 or 4(b)(ii).

    (e) All references to the Proposed Regulations section 1.401(a)(9)-1 and 1.401(a)(9)-2 contained in Article IV and this paragraph 14 include the applicable provisions of Proposed Regulations section 1.408-8 applying such Proposed Regulations to individual retirement accounts, any subsequent amendments to any such Proposed Regulations, and the applicable provisions of the permanent Regulations, when issued, all of which are incorporated by reference and shall control over any contrary provision of this Agreement. Reference to specific provisions of the Proposed Regulations shall not be construed to limit reference to other provisions where appropriate in the interpretation of Article IV and this paragraph 14.

    (f)  Distributions will be made only upon the request of the Participant
(or the Participant's authorized agent, beneficiary, executor, or administrator), in such form and manner as is acceptable to the Custodian. For such distributions, life expectancy and joint-life and last-survivor expectancy are calculated based on information provided by the Participant (or the Participant's authorized agent, beneficiary, executor, or administrator) using the expected return multiples under Treasury Regulations Section 1.72-9. The Custodian will not be liable for errors in such calculations resulting Form its reliance on such information. If any assets held on the Participant's behalf in a Custodial Account are transferred directly to a trustee or Custodian of another individual retirement account described in Code Section 408(a) established for the Participant, it shall be the Participant's responsibility to ensure that any requested minimum distribution required by Article IV is made prior to giving the Custodian such transfer instructions.

                         SKYLINE FUNDS SIMPLE-IRA APPLICATION

COMPLETE THIS APPLICATION AND SEND IT TO: FIRSTAR TRUST COMPANY, Attn: Skyline Funds, P.O. Box 701, Milwaukee, Wisconsin, 53201-0701.

1.  SIMPLE-IRA APPLICANT
    Name of Individual:                     Social Security No.:
    -----------------------------------     -----------------------------------
    Street Address:                         Birth Date:
    -----------------------------------     -----------------------------------
    City:                    State:              Zip Code:
    ----------------------   ------------------  ------------------------------
    Home Phone:  (   )                 Business Phone:  (   )
    ------------------------------     ----------------------------------------

2. CONTRIBUTION TYPE. Check the appropriate box below. This Application Form can only be used to establish a SIMPLE-IRA, which receives contributions under a Savings Incentive Match Plan (SIMPLE) established by your employer. You can also make rollover or direct transfer contributions from another SIMPLE-IRA to this SIMPLE-IRA. If you wish to establish another type of IRA, you should obtain a regular IRA application form from Skyline Funds.

    [  ] Contributions under a SIMPLE-IRA plan.  If your employer has established a SIMPLE -IRA plan check here and insert the name and address of your employer:_____________________________________________
         ______________________________________________________________________
         Your employer must also sign below. You can either include your employer's check payable to Firstar Trust Company, or arrange to have your employer send its check directly to Firstar Trust Company,
         Attention: Skyline Funds, P.O. Box 701, Milwaukee, Wisconsin
         53201-0701.

    [ ] Rollover from another SIMPLE-IRA. If you are rolling over a distribution that you received within the past 60 days from another SIMPLE-IRA, check here and include your check payable to Firstar Trust Company.

    [ ] Direct transfer from another SIMPLE-IRA. If this is a direct transfer from another SIMPLE-IRA, check here and complete the attached Transfer Form.

3.  INVESTMENT OF CONTRIBUTIONS

    You must select a Portfolio. Make check payable to the Portfolio in which you are investing. Minimum initial investment is $1,000.

    Contribution amount of $_____________________
                               $1,000 MINIMUM

    SKYLINE FUNDS
    [  ] Special Equities Portfolio
    [  ] Special Equities II
    [  ] Contrarian Equities

    SKYLINE-PORTICO MONEY MARKET FUND
    [  ] Money Market Fund
    [  ] U.S. Government Money Market Fund


                      ---------------------------------
                      Application continued on reverse.
                      ---------------------------------

5. TELEPHONE EXCHANGE The telephone exchange privilege offered by the Skyline Funds is automatically available unless you check the box below. The exchange privilege authorizes the Funds and their transfer agent to act on telephone instructions from any person to make an exchange.

                     [  ]  I do not authorize telephone exchanges

6. BENEFICIARY DESIGNATION I hereby designate the following as my Beneficiary(ies) under my Skyline Funds SIMPLE Individual Retirement Account (SIMPLE-IRA):

-----------------------------------    ---------------------------------------
Name                                        Relationship


-----------------------------------    ---------------------------------------
Street Address                              Social Security No.


------------------ --------------------     -------------  -------------------
City                    State                    Zip Code       Birth Date

    Every payment under my SIMPLE-IRA by reason of my death shall be made to my Beneficiary if he or she is living at the time such payment becomes due; and if there is no designated Beneficiary living at the time any such payment becomes due, the payment shall be made to my estate.

    A Beneficiary Designation shall be valid only if dated, signed and filed with the Custodian under the Plan before my death. I understand that I may change my beneficiary designation by completing a "Change of Beneficiary" form that I can obtain by calling 1-800-458-5222 and returning it to the Custodian.


-----------------------
SIGNATURE OF APPLICANT:
-----------------------

    I hereby adopt the Skyline Funds Custodial Agreement for SIMPLE-IRAs. I appoint Firstar Trust Company as Custodian and agree to be bound by the provisions of the Custodial Agreement. I certify that the foregoing information is correct and that I received a copy of the Disclosure Statement relating to the Account and custodian fees, as well as a copy of the current prospectus(es) of the Fund(s) in which my initial investment is to be made. The terms, provisions and limitations of the Custodial Agreement, as amended from time to time, are controlling and shall always govern all rights of myself, my Beneficiaries and all persons claiming under, by or through them, or any of them.


------------------------------------        -----------------------------------
              Date                                 Signature of Applicant


----------------------
SIGNATURE OF EMPLOYER:
----------------------

    The undersigned, as the employer sponsoring the SIMPLE under which the foregoing SIMPLE-IRA account is established, represents to Firstar Trust Company and Skyline Funds that it will furnish the account owner with the information required by paragraphs (1) through (4) of Q&A H-1 of IRS Notice 97-6 or any successor thereto, and releases Firstar Trust Company and Skyline Funds from any obligation to provide such information to the undersigned. By accepting contributions to such account, Firstar Trust Company and Skyline Funds represent to the undersigned that they will provide the information required by paragraph
(5) thereof directly to the account owner.


------------------------------------        -----------------------------------
              Date                                Signature of Employer

THIS DOCUMENT WILL BE RETAINED BY FIRSTAR TRUST COMPANY.

                                                                -------------
                                                                TRANSFER FORM
                                                                -------------

                                  COMPLETE THIS FORM
                      TO TRANSFER AN EXISTING SIMPLE-IRA BALANCE
                            TO A SKYLINE FUNDS SIMPLE-IRA


------
PART I   (To be completed by investor and mailed to Firstar Trust Company,
------   Attention: Skyline Funds,
         P.O. Box 701, Milwaukee, Wisconsin 53201-0701. If you are opening a new account, enclose a Skyline Funds SIMPLE-IRA application.)

TO: FIRSTAR TRUST COMPANY:

The assets received are to be invested in:
    [  ]  My existing Skyline Funds SIMPLE-IRA in_________________________________ Account No. _______________.
                                                 (Fund name)

    [  ]  My new Skyline Funds SIMPLE-IRA.  (A signed SIMPLE-IRA Application must be completed and returned with this Transfer Form.)

-------------------------------------------------------         --------------------------------------------
Investor's Name                                                 Daytime Phone

----------------------------------------    -------------------------     --------------------     ---------
Street                                      City                          State                    Zip Code

Investor's Signature  ___________________________________       Date  ______________________________________

TO: NAME OF PRESENT CUSTODIAN/TRUSTEE:

      ------------------------------------------------------------------------------------------------------

Mutual Fund (if applicable)______________________________       Acct. No.___________________________________

Address__________________________________________________       Phone No.___________________________________
      Street

      --------------------------------------------------   --------------------------    -------------------
      City                                                 State                         Zip Code


Present Custodian/Trustee:

    I have established an account under the Skyline Funds Individual Retirement Account. Please transfer the assets (cash only) indicated below to Firstar Trust Company as successor custodian.

    [  ] All Assets     [  ] $_______  only [  ] At maturity date of__________

           [  ]  Immediately (I am aware of any penalties which may occur)

----------
PART II
----------
              (To be completed by Firstar Trust Company)

TO: THE ABOVE-NAMED CUSTODIAN/TRUSTEE:

    Firstar Trust Company accepts its appointment as custodian for the above account. Please forward a check, as directed above by the investor, payable to:

    Firstar Trust Company, FBO ___________________________________

      Mail check and accompanying documents, if any, to:
      Firstar Trust Company, P.O. Box 701, Milwaukee, Wisconsin  53201-0701

                                                 FIRSTAR TRUST COMPANY

                      FORMS THAT MAY BE USED BY AN EMPLOYER TO
                             ESTABLISH A SIMPLE-IRA PLAN


    In order to establish a SIMPLE-IRA plan, an employer may complete the blanks in Form 5304-SIMPLE contained in the following pages, and execute the Form. This form should be kept with the employer's records. Do not file Form 5304-SIMPLE with the Internal Revenue Service. Form 5304-SIMPLE is a form issued by the Internal Revenue Service, not by Skyline Funds.

    You must also notify each eligible employee of his or her right to elect to make contributions to a SIMPLE-IRA. This notice must be given to each employee EACH YEAR prior to the beginning of the period during which he or she may elect to make such contributions, which must be at least 60 days in length. A copy of a model notice that can be used for this purpose is enclosed, and immediately follows Form 5304-SIMPLE. A copy of the completed Form 5304-SIMPLE must be attached to this notice.

    Each employee who wishes to participate must elect to have a portion of his or her compensation withheld and deposited into a SIMPLE-IRA account. A written election form that can be used for this purpose is also enclosed. You can also use any other election form that provides the same information.

    Finally, each employee who elects to participate must open a Skyline Funds SIMPLE-IRA account. A copy of the SIMPLE-IRA application form should also be furnished to each eligible employee. If the employer makes contributions to all eligible employees, rather than just the employees who elect to participate, and any employee fails to complete a SIMPLE-IRA application, the employer may complete the application for the employee.

    Form 5304-SIMPLE and the attached notification and election forms are promulgated by the Internal Revenue Service, not by Skyline Funds. Copies of these forms are provided solely as a convenience, and Skyline Funds has no responsibility for these forms or the manner in which they are prepared or utilized by the employer. Each employer may also use individually drafted documents to establish a SIMPLE-IRA plan, or to notify employees or allow them to elect deferrals. CONSULT YOUR OWN TAX AND LEGAL ADVISORS BEFORE USING THESE FORMS.


Form 5304-SIMPLE                        SAVINGS INCENTIVE MATCH PLAN FOR EMPLOYEES OF                            OMB NO. 1545-1502
(DECEMBER 1996)
                                                  SMALL EMPLOYERS (SIMPLE)                                       DO NOT FILE WITH
                                 (NOT SUBJECT TO THE DESIGNATED FINANCIAL INSTITUTION RULES)                        THE INTERNAL
DEPARTMENT OF THE TREASURY                                                                                        REVENUE SERVICE
INTERNAL REVENUE SERVICE
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 establishes the following simple
------------------------------------------------------------------------------------------------
                 NAME OF EMPLOYER

plan under section 408(p) of the Internal Revenue Code and pursuant to the instructions contained in this form.
------------------------------------------------------------------------------------------------------------------------------------
ARTICLE I--EMPLOYEE ELIGIBILITY REQUIREMENTS (Complete appropriate box(es) and blanks--see instructions.)
------------------------------------------------------------------------------------------------------------------------------------

1        GENERAL ELIGIBILITY REQUIREMENTS.  The Employer agrees to permit salary reduction contributions to be made in each calendar year to the SIMPLE IRA established by each employee who meets the following requirements (SELECT EITHER 1a or
         1b):
    a    / /       FULL ELIGIBILITY.  All employees are eligible.
    b    / /       LIMITED ELIGIBILITY.  Eligibility is limited to employees who are described in both (i) and (ii) below:
                   (i)  CURRENT COMPENSATION.  Employees who are reasonably expected to receive at least $________ in compensation
                        (NOT TO EXCEED $5,000)  for the calendar year.
                   (ii) PRIOR COMPENSATION.  Employees who have received at least $ ________in compensation (NOT TO EXCEED $5,000)
                        during any ________calendar year(S) (INSERT 0, 1, OR 2)  preceding the calendar year.
2        EXCLUDABLE EMPLOYEES (OPTIONAL)
         / /       The Employer elects to exclude employees covered under a collective bargaining agreement for which retirement benefits were the subject of good faith bargaining.
------------------------------------------------------------------------------------------------------------------------------------
ARTICLE II--SALARY REDUCTION AGREEMENTS (COMPLETE THE BOX AND BLANK, IF APPROPRIATE--SEE INSTRUCTIONS.)
------------------------------------------------------------------------------------------------------------------------------------

1        SALARY REDUCTION ELECTION.  An eligible employee may make a salary reduction election to have his or her compensation for each pay period reduced by a percentage.  The total amount of the reduction in the employee's compensation cannot exceed
         $6,000* for any calendar year.

2        TIMING OF SALARY REDUCTION ELECTIONS

    a    For a calendar year, an eligible employee may make or modify a salary reduction election during the 60-day period immediately preceding January 1 of that year.  However, for the year in which the employee becomes eligible to make salary reduction contributions, the period during which the employee may make or modify the election is a 60-day period that includes either the date the employee becomes eligible or the day before.
    b    In addition to the election periods in 2a, eligible employees may make salary reduction elections or modify prior elections ________________________________________________________________________________________________________________
         _________________________________(IF THE EMPLOYER CHOOSES THIS OPTION, INSERT A PERIOD OR PERIODS (E.G. SEMI-ANNUALLY,
         QUARTERLY, MONTHLY, OR DAILY) THAT WILL APPLY UNIFORMLY TO ALL ELIGIBLE EMPLOYEES.)
    c    No salary reduction election may apply to compensation that an employee received, or had a right to immediately receive, before execution of the salary reduction election.
    d    An employee may terminate a salary reduction election at any time during the calendar year. / / If this box is checked, an employee who terminates a salary reduction election not in accordance with 2b may not resume salary reduction contributions during the calendar year.
------------------------------------------------------------------------------------------------------------------------------------
ARTICLE III--CONTRIBUTIONS (COMPLETE THE BLANK, IF APPROPRIATE--SEE INSTRUCTIONS.)
------------------------------------------------------------------------------------------------------------------------------------

1        SALARY REDUCTION CONTRIBUTIONS.  The amount by which the employee agrees to reduce his or her compensation will be contributed by the Employer to the employee's SIMPLE IRA.
2        OTHER CONTRIBUTIONS
    a    MATCHING CONTRIBUTIONS
         (i)       For each calendar year, the Employer will contribute a matching contribution to each eligible employee's SIMPLE
                   IRA equal to the employee's salary reduction contributions up to a limit of 3% of the employee's compensation for the calendar year.
         (ii)      The Employer may reduce the 3% limit for the calendar year in (i) only if:
                   (1) The limit is not reduced below 1%; (2) The limit is not reduced for more than 2 calendar years during the
                   5-year period ending with the calendar year the reduction is effective; and (3) Each employee is notified of the reduced limit within a reasonable period of time before the employees' 60-day election period for the calendar year (DESCRIBED IN ARTICLE II, ITEM 2a).
    b    NONELECTIVE CONTRIBUTIONS
         (i)       For any calendar year, instead of making matching contributions, the Employer may make nonelective contributions equal to 2% of compensation for the calendar year to the SIMPLE IRA of each eligible employee who has at least
                   $_________ (NOT MORE THAN $5,000)  in compensation for the calendar year.  No more than $160,000* in compensation can be taken into account in determining the nonelective contribution for each eligible employee.
         (ii)      For any calendar year, the Employer may make 2% nonelective contributions instead of matching contributions only if:
                   (1)  Each eligible employee is notified that a 2% nonelective contribution will be made instead of a matching contribution; and
                   (2)  This notification is provided within a reasonable period of time before the employees' 60-day election period for the calendar year (DESCRIBED IN ARTICLE II, ITEM 2a).
3        TIME AND MANNER OF CONTRIBUTIONS
    a    The Employer will make the salary reduction contributions (described in 1 above) for each eligible employee to the SIMPLE
         IRA established at the financial institution selected by that employee no later than 30 days after the end of the month in which the money is withheld from the employee's pay.  See instructions.
    b    The Employer will make the matching or nonelective contributions (described in 2a and 2b above) for each eligible employee to the SIMPLE IRA established at the financial institution selected by that employee no later than the due date for filing the Employer's tax return, including extensions, for the taxable year that includes the last day of the calendar year for which the contributions are made.

------------------------------------------------------------------------------------------------------------------------------------


FOR PAPERWORK REDUCTION ACT NOTICE, SEE INSTRUCTIONS.  . . . . Cat No. 23377W                               Form 5304-SIMPLE (12-96)

Form 5304-SIMPLE (12-96)                                                                                                     Page 2
------------------------------------------------------------------------------------------------------------------------------------
ARTICLE IV--OTHER REQUIREMENTS AND PROVISIONS
------------------------------------------------------------------------------------------------------------------------------------
1        CONTRIBUTIONS IN GENERAL.  The Employer will make no contributions to the SIMPLE IRAs other than salary reduction contributions (DESCRIBED IN ARTICLE III, ITEM 1)  and matching or nonelective contributions (DESCRIBED IN ARTICLE III,
         ITEMS 2a AND 2b).
2        VESTING REQUIREMENTS.  All contributions made under this SIMPLE plan are fully vested and nonforfeitable.
3        NO WITHDRAWAL RESTRICTIONS.  The Employer may not require the employee to retain any portion of the contributions in his or her SIMPLE IRA or otherwise impose any withdrawal restrictions.
4        SELECTION OF IRA TRUSTEE.  The employer must permit each eligible employee to select the financial institution that will serve as the trustee, custodian, or issuer of the SIMPLE IRA to which the employer will make all contributions on behalf of that employee.
5        AMENDMENTS TO THIS SIMPLE PLAN.  This SIMPLE plan may not be amended except to modify the entries inserted in the blanks or boxes provided in ARTICLES I, II, III, VI, and VII
6        EFFECTS OF WITHDRAWALS AND ROLLOVERS
    a    An amount withdrawn from the SIMPLE IRA is generally includible in gross income.  However, a SIMPLE IRA balance may be rolled over or transferred on a tax-free basis to another IRA designed solely to hold funds under a SIMPLE plan.  In addition, an individual may roll over or transfer his or her SIMPLE IRA balance to any IRA on a tax-free basis after a
         2-year period has expired since the individual first participated in a SIMPLE plan.  Any rollover or transfer must comply with the requirements under section 408.
    b    If an individual withdraws an amount from a SIMPLE IRA during the 2-year period beginning when the individual first participated in a SIMPLE plan and the amount is subject to the additional tax on early distributions under section 72(t), this additional tax is increased from 10% to 25%.
------------------------------------------------------------------------------------------------------------------------------------
ARTICLE V--DEFINITIONS
------------------------------------------------------------------------------------------------------------------------------------
1        COMPENSATION
    a    GENERAL DEFINITION OF COMPENSATION.  Compensation means the sum of the wages, tips, and other compensation from the
         Employer subject to federal income tax withholding (as described in section 6051(a)(3)) and the employee's salary reduction contributions made under this plan, and, if applicable, elective deferrals under a section 401(k) plan, a
         SARSEP, or a section 403(b) annuity contract and compensation deferred under a section 457 plan required to be reported by the Employer on Form W-2 (as described in section 6058(a)(8)).
    b    COMPENSATION FOR SELF-EMPLOYED INDIVIDUALS.  For self-employed individuals, compensation means the net earnings from self-
         employment determined under section 1402(a) prior to subtracting any contributions made pursuant to this plan on behalf of the individual.
2        EMPLOYEE.  Employee means a common-law employee of the Employer.  The term employee also includes a self-employed individual and a leased employee described in section 414(n) but does not include a nonresident alien who received no earned income from the Employer that constitutes income from sources within the United States.
3        ELIGIBLE EMPLOYEE.  An eligible employee means an employee who satisfies the conditions in ARTICLE I, ITEM 1 and is not excluded under ARTICLE 1, ITEM 2.
4        SIMPLE IRA.  A SIMPLE IRA is an individual retirement account described in section 408(a), or an individual retirement annuity described in section 408(b), to which the only contributions that can be made are contributions under a SIMPLE plan and rollovers or transfers from another SIMPLE IRA.
------------------------------------------------------------------------------------------------------------------------------------
ARTICLE VI--PROCEDURES FOR WITHDRAWAL. (THE EMPLOYER WILL PROVIDE EACH EMPLOYEE WITH THE PROCEDURES FOR
WITHDRAWALS OF CONTRIBUTIONS RECEIVED BY THE FINANCIAL INSTITUTION SELECTED BY THAT EMPLOYEE, AND THAT FINANCIAL
INSTITUTION'S NAME AND ADDRESS (BY ATTACHING THAT INFORMATION OR INSERTING IT IN THE SPACE BELOW) UNLESS:  (1) THAT
FINANCIAL INSTITUTION'S PROCEDURES ARE UNAVAILABLE. OR (2) THAT FINANCIAL INSTITUTION PROVIDES THE PROCEDURES DIRECTLY TO
THE EMPLOYEE.  SEE EMPLOYEE NOTIFICATION SECTION IN THE INSTRUCTIONS.)
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
ARTICLE VII--EFFECTIVE DATE
------------------------------------------------------------------------------------------------------------------------------------
THIS SIMPLE PLAN IS EFFECTIVE______________________________________________________________________________. (SEE INSTRUCTIONS.)

                                  --               --              --             --               --

--------------------------------------------------------------------      ----------------------------------------------------------
NAME OF EMPLOYER                                                             BY:    SIGNATURE                DATE


-------------------------------------------------------------------       ----------------------------------------------------------
ADDRESS OF EMPLOYER                                                          NAME AND TITLE

*THIS AMOUNT WILL BE ADJUSTED TO REFLECT ANY ANNUAL COST-OF-LIVING INCREASES ANNOUNCED BY THE IRS.
------------------------------------------------------------------------------------------------------------------------------------


Form 5304-SIMPLE (12-96)                                                  Page 3
--------------------------------------------------------------------------------
                       MODEL NOTIFICATION TO ELIGIBLE EMPLOYEES

I.  OPPORTUNITY TO PARTICIPATE IN THE SIMPLE PLAN
    You are eligible to make salary reduction contributions to the ____________ SIMPLE plan. This notice and the attached summary description provide you with information that you should consider before you decide whether to start, continue, or change your salary reduction agreement.

II. EMPLOYER CONTRIBUTION ELECTION
    For the __________calendar year, the employer elects to contribute to your SIMPLE IRA (EMPLOYER MUST SELECT EITHER (1), (2), OR (3)):
    /  / (1) A matching contribution equal to your salary reduction contributions up to a limit of 3% of your compensation for the year;
    / / (2) A matching contribution equal to your salary reduction contributions up to a limit of ___________% (EMPLOYER MUST INSERT A NUMBER FROM 1 TO 3 AND IS SUBJECT TO CERTAIN RESTRICTIONS) of your compensation for the year; or
    / / (3) A nonelective contribution equal to 2% of your compensation for the year (limited to $160,000*) if you are an employee who makes at least $_________(EMPLOYER MUST INSERT AN AMOUNT THAT IS $5,000 OR
         LESS) in compensation for the year.
III.     ADMINISTRATIVE PROCEDURES
    If you decide to start or change your salary reduction agreement, you must complete the salary reduction agreement and return it to_______________________ ___________________________________________________(EMPLOYER SHOULD DESIGNATE A
PLACE OR INDIVIDUAL) by ________ (EMPLOYER SHOULD INSERT A DATE THAT IS NOT LESS THAN 60 DAYS AFTER NOTICE IS GIVEN).

IV. EMPLOYEE SELECTION OF FINANCIAL INSTITUTION
You must select the financial institution that will serve as the trustee, custodian, or issuer of your SIMPLE IRA and notify your employer of your selection.
--------------------------------------------------------------------------------
                           MODEL SALARY REDUCTION AGREEMENT
I.  SALARY REDUCTION ELECTION
    Subject to the requirements of the SIMPLE plan of ______________(NAME OF EMPLOYER) I authorize_____% or $_________ (which equals ________% of my current rate of pay)to be withheld from my pay for each pay period and contributed to my SIMPLE IRA as a salary contribution.

II. MAXIMUM SALARY REDUCTION
    I understand that the total amount of my salary reduction contributions in any calendar year cannot exceed $6,000.*

III.     DATE SALARY REDUCTION BEGINS
    I understand that my salary reduction contributions will start as soon as permitted under the SIMPLE plan and as soon as administratively feasible or, if later,____________ (FILL IN THE DATE YOU WANT THE SALARY REDUCTION CONTRIBUTIONS TO BEGIN. THE DATE MUST BE AFTER YOU SIGN THIS AGREEMENT.)

IV. EMPLOYEE SELECTION OF FINANCIAL INSTITUTION
    I select the following financial institution to serve as the trustee, custodian, or issuer of my SIMPLE IRA.



    ----------------------------------------------------------------
        Name of financial institution

     ----------------------------------------------------------------
        Address of financial institution

     ----------------------------------------------------------------
         SIMPLE IRA account name and number


    I understand that I must establish a SIMPLE IRA to receive any contributions made on my behalf under this SIMPLE plan. If the information regarding my SIMPLE IRA is incomplete when I first submit my salary reduction agreement, I realize that it must be completed by the date contributions must be made under the SIMPLE plan. If fail to update my agreement to provide this information by that date, I understand that my employer may select a financial institution for my SIMPLE IRA.

V.  DURATION OF ELECTION

    This salary reduction agreement replaces any earlier agreement and will remain in effect as long as I remain an eligible employee under the SIMPLE plan or until I provide my employer with a request to end my salary reduction contributions or provide a new salary reduction agreement as permitted under this SIMPLE plan.

Signature of employee
                        -----------------------------------------------

Date
                        -----------------------------------------------

*THIS AMOUNT WILL BE ADJUSTED TO REFLECT ANY ANNUAL COST-OF-LIVING INCREASES ANNOUNCED BY THE IRS.

--------------------------------------------------------------------------------

Form 5304-SIMPLE (12-96)                                                  Page 4
--------------------------------------------------------------------------------

PAPERWORK REDUCTION
ACT NOTICE
You are not required to provide the information requested on a form that is subject to the Paperwork Reduction Act unless the form displays a valid OMB control number. Books or records relating to a form or its instructions must be retained as long as their contents may become material in the administration of any Internal Revenue law. Generally, tax returns and return information are confidential, as required by section 6103.

    The time needed to complete this form will vary depending on individual circumstances. The estimated average time is:
RECORDKEEPING .  .  3 hr., 38 min.
LEARNING ABOUT THE
LAW OR THE FORM .  .  2 hr., 26 min.
PREPARING THE FORM.  .  ..  47 min.
    If you have comments concerning the accuracy of these time estimates or suggestions for making this form simpler, we would be happy to hear from you. You can write to the Tax Forms Committee, Western Area Distribution Center, Rancho Cordova, CA 95743-00001. DO NOT send this form to this address. Instead, keep it for your records.

GENERAL INSTRUCTIONS
SECTION REFERENCES ARE TO THE INTERNAL REVENUE CODE UNLESS OTHERWISE NOTED.
NOTE: THE INSTRUCTIONS FOR THIS FORM ARE DESIGNED TO ASSIST IN THE ESTABLISHMENT AND ADMINISTRATION OF THE SIMPLE PLAN; THEY ARE NOT INTENDED TO SUPERSEDE ANY PROVISIONS IN THE SIMPLE PLAN.

PURPOSE OF FORM
Form 5304-SIMPLE is a model Savings Incentive Match Plan for Employees of Small Employers (SIMPLE) plan document that an employer may use to establish a SIMPLE plan described in section 408(p), under which each eligible employee is permitted to select the financial institution for his or her SIMPLE IRA. It is important that you keep this form for your records. DO NOT file this form with the IRS. For more information, see PUB. 560, Retirement Plans for the Self-Employed, and PUB. 590, individual Retirement Arrangements (IRAs).

INSTRUCTIONS FOR THE EMPLOYER
WHICH EMPLOYERS MAY ESTABLISH AND MAINTAIN A SIMPLE PLAN?
You are eligible to establish and maintain a SIMPLE plan only if you meet both of the following requirements:
    1. Last calendar year, you had no more than 100 employees (including self-employed individuals) who earned $5,000 or more in compensation from you during the year. If you have a SIMPLE plan but later exceed this 100-employee limit, you will be treated as meeting the limit for the two years following the calendar year in which you last satisfied the limit. If the failure to continue to satisfy the 100-employee limit is due to an acquisition or similar transaction involving your business, special rules apply. Consult your tax advisor to find out if you can still maintain the plan after the transaction.
    2. You do not maintain during any part of the calendar year another qualified plan with respect to which contributions are made, or benefits are accrued, for service in the calendar year. For this purpose, a qualified plan (defined in section 219(g)(5)) includes a qualified pension plan, a profit-sharing plan, a stock bonus plan, a qualified annuity plan, a tax-sheltered annuity plan, and a simplified employee pension (SEP) plan.
    Certain related employers (trades or businesses under common control) must be treated as a single employer for purposes of the SIMPLE requirements. These are: (1) a controlled group of corporations under section 414(b); (2) a partnership or sole proprietorship under common control under section 414(c); or
(3) an affiliated service group under section 414(m). In addition, if you have leased employees required to be treated as your own employees under the rules of section 414(n), then you must count all such leased employees for the requirements listed above.

WHAT IS A SIMPLE PLAN?
A SIMPLE plan is a written arrangement that provides you and your employees with a simplified way to make contributions to provide retirement income for your employees. Under a SIMPLE plan, employees may choose whether to make salary reduction contributions to the SIMPLE plan rather than receiving these amounts as part of their regular compensation. In addition, you will contribute matching or nonelective contributions on behalf of eligible employees (see EMPLOYEE ELIGIBILITY REQUIREMENTS below and CONTRIBUTIONS on page 5). All contributions under this plan will be deposited into a SIMPLE individual retirement account or annuity established for each eligible employee with the financial institution selected by each eligible employee (SIMPLE IRA).
    The information provided below is intended to help you understand and administer the rules of your SIMPLE plan.

WHEN TO USE FORM
5304-SIMPLE
A SIMPLE plan may be established by using this Model Form or any other document that satisfies the statutory requirements. Thus, you are not required go use Form 5304-SIMPLE to establish and maintain a SIMPLE plan. Further do not use Form 5304-SIMPLE if:
    1. You want to require that all SIMPLE plan contributions initially go to a financial institution designated by you. (i.e., you do not want to permit each of your eligible employees to choose a financial institution that will initially receive contributions.) However, FORM 5305-SIMPLE, Savings Incentive Match Plan for Employees of Small Employers (SIMPLE) (for Use With a Designated Financial Institution), may be used in such a case;
    2. You want employees who are nonresident aliens receiving no earned income from you that constitutes income from sources within the United States to be eligible under this plan; or
    3.   You want to establish a SIMPLE 401(k) plan.

COMPLETING FORM
5304-SIMPLE
Page 1 and 2 of Form 5304-SIMPLE contain the operative provisions of your SIMPLE plan. This SIMPLE plan is considered adopted when you have completed all appropriate

Form 5304-SIMPLE (12-96)                                                  Page 5
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boxes and blanks and it has been executed by you.
    The SIMPLE plan is a legal document with important tax consequences for you and your employees. You may want to consult with your attorney or tax advisor before adopting this plan.

EMPLOYEE ELIGIBILITY
REQUIREMENTS (ARTICLE 1)
Each year for which this SIMPLE plan is effective, you must permit salary reduction contributions to be made by all of your employees who are reasonably expected to receive at least $5,000 in compensation from you during the year, and who received at least $5,000 in compensation from you in any 2 preceding years. However, you can expand the group of employees who are eligible to participate in the SIMPLE plan by completing the options provided in Article I, items 1a and 1b. To choose full eligibility, check the box in Article I, item 1a. Alternatively, to choose limited eligibility, check the box in Article I, item 1b, and then insert $5,000 or a lower compensation amount (including zero) and 2 or a lower number of years of service in the blanks in (i) and (ii) of
Article I, item 1b.
    In addition, you can exclude from participation those employees covered under a collective bargaining agreement for which retirement benefits were the subject of good faith bargaining. You may do this by checking the box in
Article I, item 2.

SALARY REDUCTION
AGREEMENTS (ARTICLE II)
As indicated in Article II, item 1, a salary reduction agreement permits an eligible employee to make a salary reduction election to have his or her compensation for each pay period reduced by a percentage (expressed as a percentage or dollar amount). The total amount of the reduction in the employee's compensation cannot exceed $6,000* for any calendar year.

TIMING OF SALARY REDUCTION ELECTIONS
For a calendar year, an eligible employee may make or modify a salary reduction election during the 60-day period immediately preceding January 1 of that year. However, for the year in which the employee becomes eligible to make salary reduction contributions, the period during which the employee may make or modify the election is a 60-day period that includes either the date the employee becomes eligible or the day before.
    You can extend the 60-day election periods to provide additional opportunities for eligible employees to make or modify salary reduction elections using the blank in Article II, item 2b. For example, you can provide that eligible employees may make new salary reduction elections or modify prior elections for any calendar quarter during the 30 days before that quarter.
    You may use (but are not required to) the MODEL SALARY REDUCTION AGREEMENT on page 3 to enable eligible employees to make or modify salary reduction elections.
    Employees must be permitted to terminate their salary reduction elections at anytime. They may resume salary reduction contributions if permitted under
Article II, item 2b. However, by checking the box in Article II, item 2d, you may prohibit an employee who terminates a salary reduction election outside the normal election cycle from resuming salary reduction contributions during the remainder of the calendar year.

CONTRIBUTIONS (ARTICLE III)
Only contributions described below may be made to this SIMPLE plan. No additional contributions may be made.

SALARY REDUCTION CONTRIBUTIONS
As indicated in Article III, item 1, salary reduction contributions consist of the amount by which the employee agrees to reduce his or her compensation. You must contribute the salary reduction contributions to the financial institution selected by each eligible employee.

OTHER CONTRIBUTIONS
MATCHING CONTRIBUTIONS
In general, you must contribute a matching contribution to each eligible employee's SIMPLE IRA equal to the employee's salary reduction contributions. This matching contribution cannot exceed 3% of the employee's compensation. See DEFINITION OF COMPENSATION, below.
    You may reduce this 3% limit to a lower percentage, but not lower than 1%. You cannot lower the 3% limit for more than 2 calendar years out of the 5-year period ending with the calendar year the reduction is effective.
NOTE: IF ANY YEAR IN THE 5-YEAR PERIOD DESCRIBED ABOVE IS A YEAR BEFORE YOU FIRST ESTABLISHED ANY SIMPLE PLAN, YOU WILL BE TREATED AS MAKING A 3% MATCHING CONTRIBUTION FOR THAT YEAR FOR PURPOSES OF DETERMINING WHEN YOU MAY REDUCE THE EMPLOYER MATCHING CONTRIBUTION.
    In order to elect this option, you must notify the employees of the reduced limit within a reasonable period of time before the applicable 60-day election periods for the year. See TIMING OF SALARY REDUCTION ELECTIONS above. NONELECTIVE CONTRIBUTIONS.--Instead of making a matching contribution, you may, for any year, make a nonelective contribution equal to 2% of compensation for each eligible employee who has at least $5,000 in compensation for the year. Nonelective contributions may not be based on more than $160,000* of compensation.
    In order to elect to make nonelective contributions, you must notify employees within a reasonable period of time before the applicable 60-day election periods for such year. See TIMING OF SALARY REDUCTION ELECTIONS above.
NOTE: Insert $5,000 in Article III, item 2b(i) to impose the $5,000 compensation requirement. You may expand the group of employees who are eligible for nonelective contributions by inserting a compensation amount lower than $5,000.

EFFECTIVE DATE (ARTICLE VII)
Insert in Article VII, the date you want the provisions of the SIMPLE plan to become effective. You must insert January 1 of the applicable year unless this is the first year for which you are adopting any SIMPLE plan. If this is the first year for which you are adopting a SIMPLE plan, you may insert any date between January 1 and October 1, inclusive of the applicable year. Do not insert any date before January 1, 1997.


*This amount will be adjusted to reflect any annual cost-of-living increases announced by the IRS.

Form 5304-SIMPLE (12-96)                                                  Page 6
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OTHER IMPORTANT
INFORMATION ABOUT YOUR
SIMPLE PLAN

TIMING OF SALARY REDUCTION
CONTRIBUTIONS

Under the Internal Revenue Code, for all SIMPLE plans, the employer must make the salary reduction contributions to the financial institution selected by each eligible employee for his or her SIMPLE IRA no later than the 30th day of the month following the month in which the amounts would otherwise have been payable to the employee in cash. The Department of Labor has indicated that most SIMPLE plans are also subject to Title I of the Employees Retirement Income Security Act of 1974 (ERISA). The Department of Labor has informed the IRS that, as a matter of enforcement policy, for these plans, salary reduction contributions must be made to each participant's SIMPLE IRA as of the earliest date on which those contributions can reasonably be segregated from the employer's general assets, but in no event later than the 30-day deadline described above.

DEFINITION OF COMPENSATION

"Compensation" means the amount described in section 6051(a)(3) (wages, tips, and other compensation from the employer subject to federal income tax withholding under section 3401(a)). Usually, this is the amount shown in box 1 of FORM W-2, Wage and Tax Statement. For further information, see Pub. 15 (Circular E), Employer's Tax Guide. Compensation also includes the salary reduction contributions made under this plan, and, if applicable, compensation deferred under a section 457 plans. In determining an employee's compensation for prior years, the employee's elective deferrals under a section 401(k) plan, a SARSEP, or a section 403(b) annuity contract are also included in the employee's compensations.
    For self-employed individuals, compensation means the net earnings from self-employment determined under section 1402(a) prior to subtracting any contributions made pursuant to this SIMPLE plan on behalf of the individual.

EMPLOYEE NOTIFICATION
You must notify each eligible employee prior to the employee's 60-day election period described above that he or she can make or change salary reduction elections and select the financial institutional that will serve as the trustee, custodian, or issuer of the employee's SIMPLE IRA. In this notification, you must indicate whether you will provide:
    1. A matching contribution equal to your employee's salary reduction contributions up to a limit of 3% of their compensation;
    2. A matching contribution equal to your employees' salary reduction contributions subject to a percentage limit that is between 1 and 3% of their compensation; or
    3. A nonelective contribution equal to 2% of your employees' compensation.
    You can use the MODEL NOTIFICATION TO ELIGIBLE EMPLOYEES on page 3 to satisfy these employee notification requirements for this SIMPLE plan. A SUMMARY DESCRIPTION must also be provided to eligible employees at this time. This summary description requirement may be satisfied by providing a complete copy of pages 1 and 2 of Form 5304-SIMPLE (including the information described in Article VI -- Procedures for Withdrawal).
    If you fail to provide the employee notification (including the summary description) described above, you will be liable for a penalty of $50 per day until the notification is provided. If you can show that the failure was due to reasonable cause, the penalty will not be imposed.
    If the summary description information with respect to the financial institution (i.e., the name and address of the financial institution and its withdrawal procedures) is not available at the time the employee must be given the summary description, you must provide the summary description without this information. In such a case, you will have reasonable cause for not including this information with respect to the financial institution in the summary description, but only if you see to it that this information is provided to the employee as soon as administratively feasible once the financial institution has been selected.

REPORTING REQUIREMENTS

You are not required to file any annual information returns for your SIMPLE plan, such as Forms 5500, 5500-C/R, or 5500-EZ. However, you must report to the IRS which eligible employees are active participants in the SIMPLE plan and the amount of your employees' salary reduction contributions to the salary SIMPLE plan on Form W-2. These contributions are subject to social security, medicare, railroad retirement, and federal unemployment tax.

DEDUCTING CONTRIBUTIONS
Contributions to this SIMPLE plan are deductible in your tax year containing the end of the calendar year for which the contributions are made.
    Contributions will be treated as made for a particular tax year if they are made for that year and are made by the due date (including extensions) of your income tax return for that year.

SUMMARY DESCRIPTION
Each year the SIMPLE plan is in effect, the financial for the SIMPLE IRA of each eligible employee must provide the employer the information described in section 408(I)(2)(B). This requirement may be satisfied by providing the employer a current copy of Form 5304-SIMPLE (including instructions) together with the financial institution's procedures for withdrawals from SIMPLE IRAs established at that financial institution, including the financial institution's name and address. The summary description must be received by the employer in sufficient time to comply with the EMPLOYEE NOTIFICATION requirements above.
    There is a penalty of $50 per day imposed on the financial institution for each failure by the financial institution to provide the summary description described above. However, if the failure was due to reasonable cause, the penalty will not be imposed.